EXHIBIT 4.3
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                    Trust Agreement between The Dime Savings
                        Bank of Williamsburgh and Marine
                      Midland Bank, made as of May 6, 1996.

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MARINE MIDLAND BANK                                         [GRAPHIC OMITTED]
















                                 TRUST AGREEMENT

                           401(K) EMPLOYER STOCK FUND





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                                 TRUST AGREEMENT


                  This AGREEMENT ("Agreement") has been made as of May 6, 1996,

between The Dime Savings Bank of Williamsburgh, a bank organized under the laws of the State of New York with its principal place of business at 209 Havemeyer

Street, Brooklyn, New York 11211 ("Bank") and MARINE MIDLAND BANK, a bank organized under the laws of the state of New York, with a principal place of business at 250 Park Avenue, New York, New York 10177 ("Trustee").

                                   WITNESSETH:

                  WHEREAS, the Bank maintains The Dime Savings Bank of Williamsburgh 401 (k) Savings Plan in RSI Retirement Trust ("Plan") for the exclusive benefit of certain of its employees and their beneficiaries and the assets of the Plan are invested by the Retirement System Group Inc.
in accordance with the Plan and the Agreement and Declaration of Trust of RSI Retirement Trust ("RSI Trust"); and

                  WHEREAS, the Plan contemplates the establishment of one or more trusts to hold, invest, and administer amounts contributed under the Plan, and the Bank desires to permit participants in the Plan to invest all or a portion of the amount attributable to contributions that are made on their behalf under the Plan in an investment fund described in the Plan that will invest primarily in common stock of Dime Community Bancorp, Inc.; and

                  WHEREAS, the Trustee has agreed to hold, invest and administer the assets of the Plan that are held under this Trust Fund (as defined in Section 1.01(g)) on the terms set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Bank and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01      SPECIFIC DEFINITIONS.

                  The following terms as used in this Agreement have the meanings indicated unless the context requires otherwise:

                  (a) "Board" means the Board of Directors of the Bank.



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                  (b) "Committee" means the committee appointed by the Bank
under Section 3.01 of this Agreement.

                  (c) "ERISA" means the Employee Retirement Income Security Act of 1974, as it has been and may be amended, and corresponding provisions of future laws, as they may be amended.

                  (d) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it has been and may be amended, and corresponding provisions of future laws, as they may be amended.

                  (e) "Participant" means a person for whose benefit contributions have been made to the Trust Fund under the Plan.

                  (f) "Participating Affiliate" means a subsidiary or affiliate of the Company that has adopted the Plan with the Company's consent.

                  (g) "Prohibited Transaction" has the meaning of that term under ERISA and the Internal Revenue Code.

                  (h) "Trust Fund" means the assets held under this Trust by the Trustee, including contributions made under the Plan which are transferred to the Trustee by the Bank, a predecessor or co-trustee and any income and appreciation, and reinvestments attributable thereto.

                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST

                  Section 2.01      Establishment of Trust.

                  The Bank hereby establishes with the Trustee a Trust for the purpose of holding and administering the Trust Fund in accordance with this Agreement. Such Trust shall continue for such time as may be necessary to accomplish the purpose for which it was created, subject to the provisions of
Section 10.02.

                  Section 2.02      PURPOSES OF TRUST.

                  The Bank and the Trustee shall discharge their duties with respect to the Trust Fund for, and the Trust Fund shall be used solely for and not diverted from, the exclusive purpose of providing benefits to Participants and their beneficiaries who are entitled to benefits under the Plan, other than such part as is required to pay taxes and reasonable expenses of administering the Plan.
Notwithstanding the preceding sentence, however, contributions may be returned to the Bank by the Trustee at the direction of the Committee as hereinafter provided, if the Committee certifies in writing to the Trustee that one or both of the following circumstances exist and that the Plan permits such repayments:



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                  (a) If a contribution is made by the Bank by a mistake of
fact, the contribution may be returned to the Bank within one year after it was paid to the Trustee;

                  (b) If a contribution is conditioned upon its deductibility under Section 404 of the Internal Revenue Code, the contribution, to the extent the deduction is disallowed by the Internal Revenue Service, may be returned to the Bank within one year after the disallowance or, if such disallowance is appealed to the courts, within one year after the date a court decision upholding such disallowance becomes final.

For purposes of this Section, the word "contribution~ has the same meaning as it does in Section 403(c) of ERISA.

                                   ARTICLE III

                                 ADMINISTRATION

                  Section 3.01      APPOINTMENT OF COMMITTEE.

                  The Bank shall appoint a Committee of one or more persons to represent it and any Participating Affiliate in dealing with the Trustee under this Agreement. The Secretary or assistant Secretary of the Bank shall promptly give the Trustee a certified copy of each Board resolution appointing or removing a member of the Committee or approving any action with respect to this Agreement. Until it receives such written notice that a person is no longer a member of the Committee, the Trustee shall be fully protected in assuming that the person is still a member of the Committee. When the Secretary or Assistant Secretary delivers to the Trustee a certified copy of a resolution of the Board appointing a member of the Committee, he shall also deliver a specimen signature of that member. The members of the Committee shall be "named fiduciaries" within the meaning of Section 402(a) of ERISA with respect to the Plan and the Trust. If at any time no members are currently serving as the Committee, or if no Committee is appointed, the Board shall be deemed to be the Committee.

                  Section 3.02      ACTION OF THE COMMITTEE.

                  The Bank shall certify to the Trustee the names and specimen signatures of the members of the Committee appointed by the Bank to give directions to the Trustee. Such certification shall include directions as to the number of signatures required for any communication or direction to the Trustee. The Bank shall promptly give notice to the Trustee of changes in the membership of the Committee. The Committee may also certify to the Trustee the name of any person, together with a specimen signature of any such person, authorized to act for it in relation to the Trustee. The Committee shall promptly give notice to the Trustee of any change in any person authorized to act on behalf of it. For all purposes under this Agreement, until any such notice is received by the Trustee, the Trustee shall be fully protected in assuming that the membership of the Committee and the authority of any person certified to act in its behalf remain unchanged.

                  The Bank shall certify to the Trustee the name and specimen signature of the Plan Administrator appointed by the Bank to administer the Plan and give directions to the Trustee. Such


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certification shall include directions as to the number of signatures required for any communication or direction to the Trustee. The Bank shall promptly give notice to the Trustee of changes in the identity of the Plan Administrator. The Plan Administrator may also certify to the Trustee the name of any person, together with a specimen signature of any such person, authorized to act for the Plan Administrator in relation to the Trustee. The Plan Administrator shall promptly give notice to the Trustee of any change in any person authorized to act on behalf of the Plan Administrator. For all purposes under this Agreement, until any such notice is received by the Trustee, the Trustee shall be fully protected in assuming that the identity of the Plan Administrator and the authority of any person certified to act on the Plan Administrator's behalf remain unchanged.

                  Section 3.03      DUTIES OF THE TRUSTEE.

                The Trustee shall have only those duties specifically assumed by it in this Agreement. The Trustee shall have no responsibility to administer or interpret the Plan, to enforce payment of any contributions to the Trust Fund, or to see that the Trust Fund is adequate to meet liabilities under the Plan. The Trustee shall be fully protected in acting upon any instrument, certificate or paper reasonably believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. Trustee shall not be liable for the proper application of any part of the Trust Fund if payments are made in accordance with the written directions of the Committee or the Plan Administrator as herein provided. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any monies, securities or other property paid or delivered to the Trustee.

                  Section 3.04      TRUSTEE AS AGENT.

                  The Bank or anyone acting on its behalf may at any time employ the Trustee in its corporate (and not its fiduciary) capacity, in addition to its duties provided hereunder, as agent to perform any act, keep any records or accounts, or make any computations required by the Bank or the Committee. Any such agency relationship shall be established by a separate agreement between the Bank and the Trustee and the existence of such arrangement shall not affect its responsibilities as Trustee under this Agreement.

                                   ARTICLE IV

                                   INVESTMENTS

                  Section 4.01      GENERAL INVESTMENT OPERATIONS.

                  The Trust Fund shall be held by the Trustee and shall be invested and reinvested as hereinafter provided in this Article IV, without distinction between principal and income and without regard to the restrictions of the laws of the State of New York, or of any other jurisdiction, relating to the investment of trust funds.



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                  Section 4.02      INVESTMENT FUNDS.

                  (a) The Trustee shall establish and maintain an investment fund, to be known as the Employer Stock Fund, which fund shall be invested in shares of common stock of Dime Community Bancorp, Inc. ("Shares") and, only to the extent provided in Section 4.07 or pending investment in Shares, in cash and short-term investments.

                  (b) The Trustee shall establish and maintain, for the investment of the Trust Fund, such separate investment funds in addition to the Employer Stock Fund established pursuant to Section 4.02(a), (individually, the Employer Stock Fund and such other investment funds are referred to herein as an ("Investment Fund"), as the Bank may request by written notice to the Trustee.

                  (c) To the extent directed to do so pursuant to Section 4.04, the Trustee shall hold and invest amounts paid over to it pursuant to this Agreement in such Investment Funds as shall have been established in accordance with Section 4.02(a) and 4.02(b), and shall allocate mounts paid over to it among the Investment Funds in the manner and in the proportion designated by the Committee or such other person or entity selected by the Committee. The Trustee shall also credit to each Investment Fund all earnings and appreciation allocable thereto and shall charge against each such fund any depreciation, losses, expenses, payments and distributions allocable thereto.

                  (d) The Trustee shall invest and reinvest amounts allocated to each Investment Fund in accordance with such written investment criteria as shall be established by the Committee and communicated in writing to the Trustee. Notwithstanding any such investment criteria, the Trustee is authorized to retain in an Investment Fund, for as long as it is deemed advisable by the person responsible for directing the investment of the particular Investment Fund, (i) any securities or other property received by means of a dividend, distribution, exchange, conversion, liquidation or otherwise than by initial purchase; and (ii) any investments which were authorized hereunder when made by the Trustee.

                  Section 4.03      APPOINTMENT OF INVESTMENT MANAGER.

                  (a) The Committee may, in its discretion, appoint an investment manager ("Investment Manager") to direct the investment and reinvestment of all or any portion of the Trust Fund. Any such Investment Manager shall either: (i) be registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Investment Advisers Act"); (ii) be a bank, as defined in the Investment Advisers Act; or (ii) be an insurance company qualified to perform investment services under the laws of more than one state.

                  (b) The Committee shall give written notice to the Trustee of the appointment of an Investment Manager pursuant to Section 4.03(a). Such notice shall include: (i) a specification of the portion of the Trust Fund to which the appointment applies; (ii) a certification by the Committee that the Investment Manager satisfies the requirements of Section 4.03(a)(i), (ii) or
(iii); (iii) a copy of the instruments appointing the Investment Manager and evidencing the Investment Manager's acceptance of the appointment; (iv) directions as to the manner in which the Investment Manager is authorized to give instructions to the Trustee, including the persons authorized to give instructions and the number of signatures required for any written instruction;
(v) an acknowledgement by the


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Investment Manager that it is a fiduciary of the Plan; and (vi) if applicable, a certificate evidencing the Investment Manager's current registration under the Investment Advisers Act. For purposes of this Agreement, the appointment of an Investment Manager pursuant to this Section 4.03 shall become effective as of the effective date specified in such notice, or, if later, as of the date on which the Trustee receives proper notice of such appointment.

                  (c) The Committee shall give written notice to the Trustee of the resignation or removal of an Investment Manager previously appointed pursuant to this Section 4.03. From and after the date on which the Trustee receives such notice, or, if later, the effective date of the resignation or removal specified in such notice, the Committee shall be responsible, in accordance with this Section 4.03, for the investment and reinvestment of the portion of the Trust Fund theretofore managed by such Investment Manager, until such time as a successor Investment Manager has been duly appointed pursuant to this Section 4.03.

                  Section 4.04      INVESTMENT DECISIONS.

                  (a) The Trustee shall invest and reinvest the Trust Fund as follows:

                           (i) To the extent that any portion of the Trust Fund shall be allocated to an Investment Fund other than the Employer Stock Fund, such portion of the Trust fund shall be invested and reinvested:

                                    (A) by the Trustee, in its discretion; or

                                    (B) if an Investment Manager is appointed to
                  direct the investment of amounts allocated to such Investment Fund, in accordance with the directions of such Investment Manager; and

                           (ii) to the extent that any portion of the Trust Fund is allocated to the Employer Stock Fund, such portion of the Trust Fund shall be invested and reinvested in Shares at such prices and at such times as the Trustee, in its discretion, may determine.

The Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to directions of the Committee, any Investment Manager nor to make any recommendation with respect to the disposition or continued retention of any such investment. To the extent that the Trustee is subject to direction by the Committee or an Investment Manager, or the Trustee is acting pursuant to Section 4.04(c), the Bank hereby agrees to indemnify the Trustee and hold it harmless from and defend it against any claim or liability which may be asserted against the Trustee by reason of any action or inaction by it pursuant to a direction by the Committee or by an Investment Manager or failing to act in the absence of any such direction.

                  (b) The Committee or an Investment Manager appointed pursuant to Section 4.03 may, from time to time, issue orders for the purchase or sale of securities directly to a broker. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Committee or the Investment Manager, and the execution of each such order shall be confirmed by written advice to the Trustee by the broker. Such notification shall be authority for the Trustee to pay


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for securities purchased against receipt thereof and to deliver securities sold against payment therefor, as the case may be.

                  (c) To the extent that neither the Committee nor an Investment Manager furnishes directions as to the investment of any portion of the Trust Fund that is subject to its direction, to the extent provided by ERISA, the Trustee shall invest and reinvest the Trust Fund in any savings account, time or other interest bearing deposit or in any other interest bearing obligation of any one or more banks, savings banks, savings and loan associations and other financial institutions, or any of them, including any subsidiary of the Bank, or, subject to Section 4.06, in any commingled, collective, common or group trust fund at least 75 % of the assets of which are invested in such savings accounts, time or other interest bearing deposits or other interest beating obligations.

                  Section 4.05      BROKERAGE.

                  The Trustee shall have the power and authority to be exercised in its sole discretion at any time and from time to time to issue and place orders for the purchase or sale of securities directly with qualified brokers or dealers. Such orders may be placed with such qualified brokers and/or dealers who also provide investment information or other research or statistical services to the Trustee in its capacity as a fiduciary or investment manager for other clients.

                  Section 4.06      INVESTMENT IN COLLECTIVE FUNDS.

                  The Trustee may from time to time temporarily transfer any assets of the Trust Fund to, or withdraw the same from, any pooled investment fund or group or collective trusts maintained by a bank or trust company (which may be the Trustee or an affiliate of the Trustee) supervised by a state or federal agency, which has been determined by the Internal Revenue Service to be a qualified trust or fund exempt from federal income tax under Section 501(a) of the Internal Revenue Code, and which has been established to permit separate pension and profit sharing trusts qualified under Section 401(a) of the Internal Revenue Code to pool some or all of their funds for investment purposes. To the extent the Trust Fund is invested in such a pooled fund or group or collective trust, the terms of the instrument establishing such pooled fund or group or collective trust are made a part of this Agreement as fully as if set forth at length herein. The commingling of assets of this Trust with assets of other qualified participating trusts in such pooled funds or group or collective trusts is specifically authorized.

                  Section 4.07      LIQUIDITY.

                  Notwithstanding any provision of this Article IV to the contrary, the Trustee, in its sole discretion or as the Committee may request, may retain uninvested cash or cash balances, and sell, to provide cash or cash balances, such investments in whatever portion of the Trust Fund that it may deem advisable without being required to pay interest thereon. Pending investment, the Trustee, in its sole discretion, may temporarily invest any funds held or received by it for investment in an investment fund established hereunder in commercial paper or in obligations or, or guaranteed by, the United States government or any of its agencies.



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                                    ARTICLE V

                                POWERS OF TRUSTEE

                  Section 5.01      SPECIFIC POWERS.

                  In addition to, and not in limitation of, the powers now, or which may later become, vested in it by law or by other provisions of this Agreement, but subject to Section 2.02, Section 4.04 and this Article V, the Trustee is authorized and empowered:

                  (a) to purchase, receive or subscribe for Shares (for which the Trustee shall pay no more than "adequate consideration,' as defined in
Section 3(18) of ERISA and shall pay no commission), other securities or other property and to retain in trust such Shares, other securities or other property;

                  (b) to sell, exchange, redeem, transfer, and otherwise dispose of, by private agreement or public auction, any property held in the Trust Fund; and no person dealing with the Trustee need see to the application of the consideration paid therefor or inquire into the validity, expediency, or propriety of any such transaction;

                  (c) subject to the provisions of Article VII, to exercise voting rights either in person, by limited or general power of attorney, or by proxy, with respect to Shares and other stocks, securities or other property, and generally to exercise with respect to Trust Fund assets all rights, powers, and privileges that may be lawfully exercised by any person owning similar property in his own right;

                  (d) subject to the provisions of Article VII, to exercise any options, conversion rights, or rights to subscribe for additional Shares, stocks, bonds or other securities appurtenant to any Shares, stocks, bonds or other securities held by it, and to make any necessary payments in connection with such exercise; to join in, dissent from, and oppose the reorganization, consolidation, recapitalization, liquidation, merger, or sale, mortgage, pledge or lease, of corporate property with respect to any corporations or property in which it may be interested as Trustee; to deposit any property with any protective, reorganization or similar committee, and to pay or agree to pay part of the expenses and compensation of any committee and any assessments levied with respect to property so deposited; and

                  (e) to compromise, compound, submit to arbitration or settle any debt or obligation owing to or from it as Trustee; to reduce or increase the rate of interest on extension, or otherwise modify, foreclose upon default, or otherwise enforce any such obligation.

In exercising such powers with respect to any portion of the Trust Fund that is invested in the discretion of the Trustee or pursuant to Section 4.04(c), the Trustee shall act in its discretion. In exercising such powers with respect to directions of the Committee or of an Investment Manager, the Trustee shall act in accordance with directions provided by the Committee or Investment Manager. The Trustee shall be under no duty or obligation to review any action to be taken, nor to recommend any action, pursuant to this Section 5.01 with respect to any portion of the Trust Fund


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that is under the direction of the Committee or an Investment Manager. The
Trustee shall have no liability of responsibility for, and the Bank agrees to indemnify the Trustee and hold it harmless from and defend it against any claim or liability which may be asserted against the Trustee by reason of, its actions or inaction pursuant to the direction of, or its failure to act in the absence of directions from, the Committee, the Plan Administrator or an Investment Manager, except to the extent provided in Section 8.06.

                  Section 5.02      DISCRETIONARY POWERS.

                  In addition to and not by way of limitation of any other powers conferred upon the Trustee by law or other provisions of this Agreement, but subject to Section 2.02 and this Article V, the Trustee is authorized and empowered, in its discretion:

                  (a) to sue or defend suits or legal proceedings to protect or enforce any interest in the Trust and to represent the Trust in all suits or legal proceedings in any court or before any other administrative agency, body or tribunal, where it is advised by counsel that such action is required by applicable law;

                  (b) to organize corporations and/or partnerships or established ancillary or subsidiary trusts under the laws of any jurisdiction for the purpose of holding title to any property held in the Trust Fund;

                  (c) to borrow, subject to the provisions of Article VI and ERISA, for the purpose of the Trust from any person or persons, and for any sums so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the assets of the Trust fund; no person lending money to the Trustee shall be required to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any such borrowing;

                  (d) to hold part of the Trust Fund uninvested in cash or cash balances for liquidity purposes and not be required to pay interest thereon;

                  (e) to hold any property at any place, except that it shall not maintain the indicia of ownership of any assets of the Trust Fund outside the jurisdiction of the district courts of the United States except as permitted by regulations issued by the Secretary of Labor of the United States under
Section 404(b) or ERISA.

                  (f) to make, sign, acknowledge, and deliver deeds, leases, assignments, and other instruments;

                  (g) to cause any property to be registered in the name of its nominee, or to hold any such property in such form that it will pass by delivery and, in accordance with Sections 11-1.8 and 11-1.9 of the Estates, Powers and Trusts Law of the State of New York, to deposit or arrange for the deposit of any securities held by it with the Federal Reserve Bank of New York or in a clearing corporation (as defined in the New York State Uniform Commercial Code); provided, however, that the records of the Trustee shall at ail times show that any such property held or registered in the name of another is part of the Trust Fund;


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                  (h) to employ legal counsel, brokers, and other advisors,
agents, or employees to perform services for the Trust fund or to advise it with respect to its duties and obligations under this Agreement and in connection with the Trust, and to pay to them from the Trust Fund such compensation as it deems appropriate; and

                  (i) generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust Fund.

                                   ARTICLE VI

                        PAYMENTS OF BENEFITS AND EXPENSES

                  Section 6.01      AUTHORIZATION BY PLAN ADMINISTRATOR.

                  The Trustee shall pay benefits and administrative expenses under the Plan, or transfer funds to any other trust fund established under the Plan or make direct transfers to other tax qualified plans, only when it receives (and in accordance with) written instructions of the Plan Administrator indicating the amount of the payment and the name and address of the recipient. The Trustee need not inquire into whether any payment the Plan Administrator instructs it to make is consistent with the terms of the Plan or applicable law or otherwise proper. Any payment made by the Trustee in accordance with such instructions shall be a complete discharge and acquittance to the Trustee. If the Plan Administrator advises the Trustee that benefits have become payable with respect to a Participant's interest in the Trust Fund but does not instruct the Trustee as to the manner of payment, the Trustee shall hold the Participant's interest in the Trust until it receives written instructions from the Plan administrator as to the manner of payment. The Trustee shall not pay benefits from the Trust Fund without such instructions, even though it may be informed from other sources, including, without limitation, a Participant or beneficiary, that benefits are payable under the Plan. The Trustee shall have no responsibility to determine when, to whom, or in what amount benefits and expenses are payable under the Plan. If the Plan Administrator so directs, the Trustee shall segregate amounts payable with respect to the interest in the Plan of any Participant and administer them separately from the rest of the Trust Fund in accordance with the Plan Administrator's instructions. The Plan Administrator shall certify to the Trustee that any such instructions are consistent with the Plan.

                  Section 6.02      REPRESENTATIONS BY THE PLAN ADMINISTRATOR.

                  The Trustee may require the Plan Administrator to certify in writing that any payment of benefits or expenses it instructs the Trustee to make pursuant to Section 6.01 is: (a) in accordance with the terms of the Plan, and/or (b) one which the Plan Administrator is authorized by the Plan and any other applicable instruments to direct, and/or (c) made for the exclusive purpose of providing benefits to Participants and their beneficiaries, or defraying reasonable expenses of Plan administration, and/or (d) not made to a party in interest, within the meaning of Section 3(14) of ERISA or a disqualified person, within the meaning of Section 4975 of the Internal Revenue Code, and/or (e) not a Prohibited Transaction. If the Trustee requests, instructions to pay benefits shall be made by the Plan Administrator on forms prepared by the Trustee that include any or ail of the above representations. The Trustee shall be fully protected in relying on the truth of any such representation


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by the Plan Administrator and shall have no duty to investigate whether such representations are correct or to see to the application of any amounts paid to the recipient. The Bank shall indemnify the Trustee and hold it harmless from any liability resulting from acts or omissions taken in reliance on such representations.

                  Section 6.03      FORM OF PAYMENT.

                  Payments of money by the Trustee for any benefit or expense under the Plan may be made by, when applicable, mailing its check for the amount thereof to the person designated by the Committee as entitled to receive such payment to such address as may have been last furnished to the Trustee by the Committee. If no such address has been furnished, benefits or expenses may be mailed by the Trustee to such person in care of the Committee or the Bank. To the extent permitted under the Plan, distributions of Shares shall be made by causing Dime Community Bancorp, Inc., or its transfer agent, to issue to the distributee a stock certificate evidencing ownership of the designated number of Shares. To the extent that any distribution of Shares to any person requires the registration of such Shares under the securities or blue sky laws of the United States or any state, or otherwise requires any governmental approvals, the Bank shall undertake to complete such registration or obtain such approvals at its sole expense.

                  Section 6.04      FEES AND EXPENSES OF TRUSTEE.

                  The Trustee shall receive as reasonable compensation for its services as Trustee such amounts as may, from time to time, be agreed upon in writing between the Bank and the Trustee. Such fees and expenses may be charged directly to the Trust Fund unless paid by the Bank. The Trustee shall have a lien against the Trust Fund for the unpaid amount of any fees and disbursements due it and, in its discretion, may withdraw the same from the Trust Fund.

                  Section 6.05      TAXES.

                  All taxes that may be levied or assessed upon or in respect of the Trust Fund shall be paid from the Trust Fund. The Trustee shall notify the Committee of any proposed or final assessments of taxes and may assume that any such taxes are lawfully levied or assessed unless the Committee advises it in writing to the contrary within fifteen (15) days after receiving the above notice from the Trustee. In such case, the Trustee, if requested by the Committee in writing, shall contest the validity of such taxes in any manner deemed appropriate by the Committee; the Bank may itself contest the validity of any such taxes, in which case the Committee shall so notify the Trustee and the Trustee shall have no responsibility or liability respecting such contest. If either party to this Agreement contests any such proposed levy or assessments, the other party shall provide such information and cooperation as the party conducting the contest shall reasonably request.



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                                   ARTICLE VII

                         VOTING RIGHTS AND TENDER OFFERS

                  Section 7.01      EXERCISE OF VOTING RIGHTS.

                  Except to the extent otherwise required by law, the Committee shall, in accordance with the terms of the Plan, direct the Trustee as to the manner of exercise of all voting rights appurtenant to Shares held in the Employer Stock Fund. To the extent permitted by applicable law, the Trustee shall act in accordance with the directions that it receives from the Committee for each matter as to which voting fights are to be exercised. If, notwithstanding the first sentence of this Section 7.01, the Committee does not provide the Trustee with directions, then to the extent permitted by applicable law, the Trustee shall exercise the voting fights appurtenant to Shares held in the Employer Stock Fund in its discretion. The Trustee shall have no discretion over or responsibility or liability for its actions taken in accordance with the Committee's directions. The Bank hereby agrees to indemnify the Trustee and hold it harmless from and defend it against any claim asserted against or liability imposed on the Trustee by reason of its having acted on any direction given by the Committee in accordance with this Section 7.01.

                  Section 7.02    RESPONSE TO TENDER OFFERS AND SIMILAR EVENTS.

                  Except to the extent otherwise required by law, the Committee shall, in accordance with the terms of the Plan, direct the Trustee as to the manner of exercise of any fights to tender Shares held in the Employer Stock Fund or otherwise act in response to any tender offer with respect to Shares or any other offer to purchase, exchange, redeem or otherwise transfer such Shares. To the extent permitted by applicable law, the Trustee shall act in accordance with the directions that it receives from the Committee for each matter as to which such fights are to be exercised. If, notwithstanding the first sentence of this Section 7.02, the Committee does not provide the Trustee with directions, then to the extent permitted by applicable law, the Trustee shall take any action in response to such an offer in its discretion. The Trustee shall have no discretion over or responsibility or liability for its actions taken in accordance with the Committee's directions. The Bank hereby agrees to indemnify the Trustee and hold it harmless from and defend it against any claim asserted against or liability imposed on the Trustee by reason of its having acted on any direction given by the Committee in accordance with this Section 7.02 or failing to act in the absence of any such direction.

                                  ARTICLE VIII

                            LIABILITY OF THE TRUSTEE

                  Section 8.01      CONTRIBUTIONS.

                  The Trustee shall not be responsible for computing or collecting contributions due under the Plan.

                  Section 8.02      CLAIMS LIMITED TO THE TRUST FUND.

                  The Trustee in its individual or corporate capacity shall not be liable for claims of any persons in any manner regarding the Plan; such claims shall be limited to the Trust Fund. The Trustee shall not be liable to make distributions or payments of any kind unless sufficient funds are available therefor in the Trust Fund. The Trustee shall be responsible only for such money and other property as are received by it as Trustee under this Agreement.

                  Section 8.03      RETENTION OF ADVISORS.

                  The Trustee may consult legal counsel and other professional advisors who may, but need not, be its counsel or advisors or counsel or advisors to the Bank, the Committee, or any Participant or beneficiary, with respect to the meaning and construction of this Agreement or its powers, obligations, and conduct hereunder.

The Trustee shall be entitled to reasonable reimbursement from the Trust Fund for such legal counsel's and other professional advisors' fees. The Trustee shall not be deemed imprudent solely by reason of its taking or refraining from taking any action in accordance with the opinion of counsel.

                  Section 8.04      QUALIFICATION OF PLAN AND TRUST.

                  The Trustee shall be fully protected in assuming that the Plan and Trust meet the requirements of Sections 401 and 501 of the Internal Revenue Code and all the applicable provisions of ERISA unless it is advised to the contrary in writing by the Committee or a governmental agency.

                  Section 8.05      GENERAL DUTIES OF TRUSTEE.

                  The Trustee shall discharge its duties hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale or exchange of any investment in good faith and in accordance with the provisions of this Agreement and any applicable law. The Trustee's duties and obligations shall be limited to those expressly imposed upon it by this Agreement notwithstanding any reference herein to the Plan.

                  Section 8.06      NO LIABILITY FOR ACTS OF OTHERS.

                  (a) Subject to Section 8.06(b), no "fiduciary" (as such term is defined in Section 3(21) of ERISA) under this Agreement shall be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by this Agreement or pursuant to a procedure established in this Agreement except to the extent that:

                           (i) such fiduciary participated knowingly in, or knowingly undertook to conceal, an act or omission of such other person, knowing such act or omission to be a breach of fiduciary responsibility;

                           (ii) such fiduciary, by his failure to comply with
         Section 404(a)(1) of ERISA in the administration of his specific responsibilities which give rise to his status as a fiduciary, has enabled such other person to commit a breach of fiduciary, responsibility; or

                           (iii) such fiduciary has knowledge of a breach of fiduciary responsibility by such other person, unless he makes reasonable efforts under the circumstances to remedy the breach.

                  (b) Except as required by applicable law, the Trustee shall have no liability or responsibility for an act or omission of an Investment Manager appointed pursuant to Section 4.03 in carrying out its fiduciary responsibilities with respect to the Plan and no obligation to invest or otherwise manage any asset of the Plan which is subject to the management of such Investment Manager unless the Trustee: (i) by its failure to comply with
Section 404(a)(1) of ERISA in the administration of its specific responsibilities which give rise to its status as a fiduciary, has enabled such Investment Manager to commit a breach of fiduciary responsibility; or (ii) participated knowingly in, or knowingly undertook to conceal, an act or omission of such Investment Manager, knowing such act or omission to be a breach of fiduciary responsibility. :

                  Section 8.07      INDEMNIFICATION.

                  (a) Subject to the relevant provisions of ERISA, the Bank hereby agrees to discharge, indemnify and hold Marine Midland Bank ("Marine"), and its directors, officers and employees, (hereinafter collectively referred to as the ("Indemnitees") harmless from and against:

                           (i) any and all reasonable costs and expenses incurred by Marine in the enforcement of this Section 8.07 including, but not limited to, reasonable attorneys' fees and expenses and court costs; and

                           (ii) any and all losses, claims, damages, expenses, or liabilities (including, but not limited to, court costs, judgments, fines, excise taxes, time charged for personnel time of Marine related to litigation and the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, or claims) (hereinafter referred to as "Losses") incurred by any one or more of the Indemnitees in connection with actions, proceedings, or suits of any kind or nature whatsoever, whether civil under any statue or common law or otherwise, criminal, administrative or investigative arising from or in any way related to actions taken, or omitted to be taken, by one or more of the Indemnitees in connection with the engagement of Marine as Trustee of the Trust, including, but not limited to, any actions taken or omitted to be taken pursuant to directions or requests of the Bank, the Plan Administrator, the Committee, the Plan's Investment Manager, or their duly authorized agent or agents (such indemnification shall also include reasonable fees and expenses of Marine's legal counsel and financial advisors ("Litigation Expenses") which shall be paid within thirty (30) days of the date billed); provided, however, that, if a Loss results from the gross negligence or willful misconduct of one or more Indemnitees, the Bank shall not be obligated to pay Marine's Litigation Expenses. Notwithstanding the foregoing, the provisions of this Section 8.07 (other than this sentence and the last sentence of this Section 8.07(a)) shall not apply to the extent that any Loss results from the gross negligence or willful misconduct of one or more Indemnitees, in which case Marine shall reimburse the Bank for any Litigation Expenses and/or Losses paid by the Bank hereunder.

                  (b) If notice of any action, claim, investigation or proceeding(hereinafter collectively referred to as "Proceeding") is received by one or more Indemnitees in respect to which indemnity may be sought against the Bank hereunder, such Indemnitee or Indemnitees shall promptly notify the Bank, in writing in no event later than thirty (30) days of the commencement thereof, but the omission to so notify the Bank shall not relieve the Bank from any liability to any one or more Indemnitees hereunder, except to the extent that such failure shall have actually prejudiced the defense of such action. The Bank, upon written notice to the Indemnitees within fifteen (15) days after receiving notice of commencement of the Proceeding, will be entitled to participate in any such Proceeding and to the extent that it may wish, assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnitees. After notice from the Bank to the Indemnitees of its election to assume the defense of any Proceeding, the Bank will pay all costs of defense of such Proceeding of every kind whatsoever. The Bank shall pay the Indemnitees' reasonable costs of investigation, of testifying in any hearing, of responding to discovery proceedings, or of consulting with the Bank or the Bank's attorneys. Indemnitees shall have the right to employ their own counsel in any Proceeding and the fees and expenses of such counsel shall be paid by the Bank, as they are incurred, if: (i) Indemnitees have been advised by such counsel that there may be one or more legal defenses available to them which are different from or additional to defenses that are available to the Bank (in which case the Bank shall not have the right to assume the defense of the Proceeding on behalf of Indemnitees);

                           (ii) the Bank has not assumed the defense of the Preceding and employed counsel satisfactory to Indemnitees within fifteen (15) days after notice of commencement of the Proceeding; (iii) the employment of such counsel is satisfactory to the Bank and has been authorized by the Bank in connection with the defense of the Proceeding; or (iv) Indemnitees have been reasonably informed by such counsel that a conflict exists with counsel selected by the Bank.

                  (c) Neither termination, nor completion of the engagement of Marine or Indemnitees shall affect the provisions of this Section 8.07, which shall nevertheless remain operative and in full force and effect. The Bank hereby agrees that, in the event a Court holds that any payment or award of indemnification under the provisions of this Section 8.07 shall be unavailable to any one or more of the Indemnitees from the Bank for any reason, the Bank shall contribute to the aggregate Loss such amount as shall reflect the relative fault of the Bank.

                  (d) The provisions of this Section 8.07 shall be binding upon and inure to the benefit of the assigns, successors and legal representatives of the parties hereto.

                  (e) The parties agree that this Section 8.07 shall apply from the date Marine becomes Trustee of the Trust and shall remain in full force and effect with regard to any matters covered hereunder, irrespective of whether Marine is then serving as Trustee of the Trust.

                  (f) The parties agree that, in the event a Court holds that any part of this Section 8.07 is invalid or unenforceable, the remaining provisions of this Section 8.07 shall remain in full force and effect as if the provisions held invalid or unenforceable were never a part thereof.

                  Section 8.08      COMMUNICATIONS.

                  Communications to the Trustee shall be sent to the Trustee's principal office as stated in the preamble to this Agreement, to the attention of its Trust Department, or to such other address as the Trustee shall indicate in a written instrument delivered to the Committee.

Communication to the Committee, the Plan Administrator, the Bank or the Board shall be sent to the Bank's principal office as stated in the preamble to this Agreement, or to such other address as the Committee shall specify in a written instrument delivered to the Trustee. Communications shall be deemed to have been given at the time given personally, or by overnight courier or five (5) days after mailing, postage prepaid, by registered or certified mail, or the day sent by facsimile transmission.

                  Section 8.09      PROOF OF MATTERS.

                  Whenever the Trustee shall deem it desirable for a matter to be proved or established before taking, permitting, or omitting any act, the matter (unless other evidence in respect thereof is specifically prescribed in this Agreement) may be deemed to be conclusively established by a certification signed by any two members of the Committee (or by the member of the Committee if the Committee has only one member) and delivered to the Trustee, and the Trustee shall be fully protected in relying on such an instrument.

                  Section 8.10      PARTY IN INTEREST INFORMATION.

                  The Bank shall provide the Trustee with such information concerning the relationship between any person or organization and the Plan as the Trustee reasonably requests in order to determine whether such person or organization is a party in interest with respect to the Plan within the meaning of Section 3(14) of ERISA or a disqualified person with respect to the Plan within the meaning of section 4975 of the Internal Revenue Code.

                  Section 8.11      DISPUTES.

                  If a dispute arises as to the payment of any funds or delivery of any assets by the Trustee, the Trustee may withhold such payment or delivery until the dispute is determined by a court of competent jurisdiction or finally settled in writing by the parties concerned.

                                   ARTICLE IX

                            ACCOUNTING OF THE TRUSTEE

                  Section 9.01      KEEPING OF ACCOUNTS.

                  The Trustee shall keep accurate and detailed accounts of all investments, reinvestments, receipts and disbursements and all other records of all its transactions under this Agreement. These Accounts, books and records shall be open to inspection during regular business hours of the Trustee by the Committee or the Plan Administrator or any person or persons designated by the Committee or the Plan Administrator in a written instrument fried with the Trustee. The Trustee need not keep records of the interests in the Trust Fund of individual Participants and beneficiaries unless it agrees with the Committee or the Bank to keep such records under a separate agreement adopted under Section
3.05 of this Agreement.

                  Section 9.02      RENDERING OF ACCOUNTS.

                  Within ninety (90) days after the close of each fiscal year of the Plan, the Trustee's removal or resignation as Trustee hereunder, or the termination of the Plan or this Agreement, the Trustee shall file with the Committee an account setting forth all its transactions (including all receipts and disbursements) under the Agreement during such year, or during the period from the close of the last preceding fiscal year of the Plan to the effective date of its removal or resignation or the termination of the Plan or this Agreement, and showing property (including its cost and fair market value) held by it hereunder at the end of such accounting period. The Trustee shall certify in writing that the information in the accounting is accurate. The Committee and the Trustee may agree in writing that similar accounts will be prepared by the Trustee and filed with the Committee at more frequent intervals. No person or persons (including, without limitation, the Bank, the Board, and the Committee) shall be entitled to any further or different accounting by the Trustee, except as may be required by law.

                  Section 9.03      DISCHARGE OF TRUSTEE.

                  Ninety (90) days after the filing of any account with the Committee under Section 9.02, the Trustee shall be forever released and discharged from any liability or accountability to anyone with respect to the transactions shown or reflected on the account, except with respect to any acts or transactions as to which the Committee, within such ninety-day period, files written objections with the Trustee. The written approval of the Committee of any account filed by the Trustee, or the Committee's failure to file written objections within ninety (90) days, shall be a settlement of such account as against all persons, and shall forever release and discharge the Trustee from any liability or accountability to anyone with respect to the transactions shown or reflected on such account.

If a statement of objections is filed by the Committee and the Committee is satisfied that its objections should be withdrawn or if the account is adjusted to its satisfaction, the Committee shall indicate its approval of the account in a written statement filed with the Trustee and the Trustee shall be forever released and discharged from all liability and accountability to anyone in accordance with the immediately preceding sentence. If an objection is not settled by the Committee and the Trustee, the Trustee, the Bank or the Committee may start a proceeding for a judicial settlement of the account in any court of competent jurisdiction; the only parties that need be joined in such a proceeding are the Trustee, the Committee, the Bank, and any other parties whose participation is required by law.

                  Section 9.04      RIGHT TO JUDICIAL SETTLEMENT.

                  Nothing in this Agreement shall prevent the Trustee, the Bank or the Committee from having the Trustee's account settled by a Court at any time. The only parties that need be joined in any such proceeding are the Bank, the Committee, the Trustee, and any other parties whose participation is required by law.

                                    ARTICLE X

                     REMOVAL AND RESIGNATION OF THE TRUSTEE

                  Section 10.01     REMOVAL OR RESIGNATION.

                  The Trustee may resign as Trustee under this Agreement at any time by a written instrument delivered to the Committee giving notice of such resignation, which shall be effective sixty (60) days after receipt or at such other time as is agreed by the Committee and the Trustee. The Trustee may be removed at any time by the Board by a written resolution, certified by the Secretary or Assistant Secretary of the Bank and delivered to the Trustee, which shall be effective sixty (60) days after receipt or at such other time as is agreed between the Committee and the Trustee.

                  Section 10.02     SUCCESSOR TRUSTEE.

                  If a vacancy in the office of trustee of the Trust occurs, the Board shall appoint a successor trustee and shall deliver to the Trustee copies of (a) a written instrument executed by the Bank appointing such successor, and
Co) a written instrument executed by the successor in which it accepts such appointment. Such instruments shall indicate their effective dates. The instrument of appointment shall be accompanied by certified copies of resolutions of the Board authorizing its adoption. Any such successor trustee or trustees shall have all the powers and duties of the original trustee.

                  Section 10.03     DELIVERY OF TRUST FUND.

                  If the Trustee resigns or is removed, it shall deliver any assets of the Trust Fund in its possession to a successor trustee as soon as it reasonably practicable after the settlement of its account or at such earlier time as shall be agreed on by the Bank, the Trustee, and the successor trustee. The Trustee may, however, reserve such amount of cash or property as it deems advisable for payment of its fees and expenses in connection with its administration of the Trust or the settlement of its account or for payment of all taxes that may be assessed on or in respect of the Trust Fund or the income thereof for the period before its removal or resignation. The Trustee shall pay over to the successor trustee any balance of such reserve remaining after the payment of such fees, expenses, and taxes. The delivery of assets of the Trust Fund to the successor trustee shall not be deemed a waiver by the Trustee of any lien or claim it may have on the Trust Fund for its fees or expenses.

                                   ARTICLE XI

                            AMENDMENT AND TERMINATION

                  Section 11.01     AMENDMENT.

                  This Agreement may be amended at any time and from time to time by a written instrument signed by the Trustee and the Bank. The instrument of amendment must be approved by the Board and the Committee shall deliver to the Trustee a certified copy of resolutions adopted by the Board authorizing its adoption. The Bank shall certify to the Trustee that the amendment does not permit any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of Participants and their beneficiaries or the payment of reasonable expenses of administering the Plan and Trust, subject to
Section 2.02. The instrument of amendment shall specify its effective date and amendments may be made effective retroactively.


                  Section 11.02     TERMINATION.

                  If the Committee certifies to the Trustee that the Plan is or has been terminated, the Trustee shall hold and/or dispose of the Trust Fund in accordance with the Committee' written instructions, subject to the Trustee's right to receive a written or judicial settlement of its account and such evidence of governmental approval as it shall, in its sole discretion, require. The Committee shall certify in writing to the Trustee that the disposition directed: (a) does not result in any part of the Trust Fund being used for or diverted to purposes other than the exclusive benefit of Participants and their beneficiaries and the payment of reasonable expenses of administering the Plan and Trust, subject to Section 2.02, (13) is in accordance with ERISA and any other applicable laws, and (c) does not result in a Prohibited Transaction. The Trustee may, however, reserve such amount of cash or property as it deems advisable for payment of its fees and expenses in connection with its administration of the Trust or the settlement of its account or for payment of taxes that may be assessed on or in respect of the Trust or the income thereof.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.01     MERGER OF TRUSTEE.

                  Any corporation into which the Trustee is merged or with which it is consolidated, or any corporation resulting from a merger, reorganization, or consolidation, to which the Trustee is a party, or any corporation to which all or substantially all the trust business of the Trustee is transferred shall become the successor trustee under this Agreement without the execution or filing of any further instrument or the performance of any further act.

                  Section 12.02     AFFILIATED COMPANIES.

                  (a) Any Participating Affiliate which adopts the Plan in accordance with its terms may, with the written consent of the Trustee and Bank, become a party to this Agreement as an "Affiliated Company" by delivering a certified copy of a resolution of its board of directors to the effect that it agrees to adopt the Plan, to become a party to this Agreement and to be bound by all the terms and conditions of the Plan and this Agreement, as then in effect and as it may thereafter be amended. The Bank shall have the sole authority to enforce this Agreement on behalf of any such Affiliated Bank and the Trustee need not deal with any Affiliated Company except by dealing with the Bank or the Committee as its agent. The Trustee shall invest and administer the Trust Fund as a single fund for investment and accounting purposes without identification or allocation among the Bank and any Affiliated Companies or to any employee or group of employees or their beneficiaries, unless he Trustee, the Bank, and the Affiliated Companies concerned agree in writing to segregate funds.

                  (b) Any Affiliated Company may cease to be a party to this Agreement by delivering to the Trustee a certified copy of a resolution of its board of directors terminating its participation in the Plan or this Agreement. In such case, or in the event of the merger, consolidation, sale of property or stock, separation, reorganization or liquidation of any Affiliated Company, the Trustee, until directed otherwise by the Committee, shall continue to hold, in accordance with the provisions of this Agreement, that portion of the Trust Fund which it is advised by the Committee is attributable to the participation in the Plan of the employees and their beneficiaries affected by such termination or by such transaction.

                  Section 12.03     ALIENATION OF TRUST FUND.

                  No right or claim in or to the Trust Fund or any assets thereof shall be assignable or subject to garnishment, attachment, execution, or levy of any kind except as otherwise provided under Section 414(p) of the Internal Revenue Code and Section 206(d)(3) of ERISA; any attempt to transfer, assign, or pledge the same shall be void and shall not be recognized by the Trustee except to such extent as may be legally required.

                  Section 12.04     APPLICABLE LAW.

                  This Agreement shall be administered, construed, and enforced in accordance with applicable federal law (including, but not limited to, the fiduciary requirements of Part 4 of Title I of ERISA) and, to the extent not preempted by federal law, the laws of the State of New York.

                  Section 12.05     HEADINGS NOT PART OF THE AGREEMENT.

                  (a) Headings of Articles and Sections are inserted for convenience of reference. They are not part of this Agreement and shall not be considered in construing it.

                  Section 12.06     MULTIPLE COPIES.

                  This Agreement may be executed in any number of counterparts, each of which shall be considered an original even though no others are produced.

                  IN WITNESS WHEREOF, the Bank and the Trustee have caused this Agreement to be executed by their duly authorized officers and their respective corporate seals to be hereunto affixed as of the day and the year first above written.


                                        The Dime Savings Bank of Williamsburgh


                                        By:  /s/ Vincent F. Palagiano
                                             ------------------------
                                             Vincent F. Palagiano
                                             Chairman/President/CEO


Attest:


By:  /s/ Michael P. Devine
     ------------------------------
         Michael P. Devine
         Secretary




                                        Marine Midland Bank


                                        By:   /s/ James Esposito
                                             ------------------------
                                              James Esposito
                                              Vice President


Attest:


By:      /s/
        ------------------------
         Vice President

STATE OF NEW YORK    )
                     )
COUNTY OF KINGS      )


                  On this 6th day of May, 1996, before me, the subscriber, personally appeared Vincent F. Palagiano to me known, who, being by me duly sworn, did depose and say he resides at 44 Direnzo Ct., Staten Island, NY 10309, President & CEO of The Dime Savings Bank of Williamsburgh, the savings bank described in and which executed the foregoing instrument; that he knows the seal of said savings bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said savings bank; and that he signed his name thereto by like order.


                                             /s/ Juliet S. Wright
                                             ------------------------
                                             Notary Public

                                                      JULIET S. WRIGHT
                                              NOTARY PUBLIC, STATE OF NEW YORK
                                                      NO. 01WR5013130
                                                 QUALIFIED IN QUEENS COUNTY
                                              COMMISSION EXPIRES JULY 15, 1997

STATE OF NEW YORK      )
                       )
COUNTY OF NEW YORK     )


                  On this 10th day of May, 1996, before me, the subscriber, personally appeared James Esposito to me known, who, being by me duly sworn, did depose and say that he resides at Wheeler Dr., Staten Island, NY and is a Vice President of MARINE MIDLAND BANK, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                             /s/ Richard A. Glover
                                             ------------------------
                                                 Notary Public

                                                     RICHARD A. GLOVER
                                              NOTARY PUBLIC, STATE OF NEW YORK
                                                        NO. 4974043
                                                QUALIFIED IN SUFFOLK COUNTY
                                            COMMISSION EXPIRES NOVEMBER 6, 1996